UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2024
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fisker Inc. (the “Company”) issued a press release on January 8, 2024 announcing the appointment of Angel Salinas as Chief Accounting Officer to serve as the Company’s principal accounting officer effective January 8, 2024. The Company’s press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

The offer letter dated December 16, 2023, executed by Fisker Group Inc. (“Fisker”) and Mr. Salinas, is attached as Exhibit 99.2 and is incorporated herein. Mr. Salinas, age 49, will receive an annual salary of $350,000 and will be eligible to participate in Fisker’s bonus plan and stock-based compensation programs, including its retention programs. In accordance with the offer letter, Fisker will reimburse Mr. Salinas up to $10,000 for relocation-related expenses and will be granted an initial equity award consisting of restricted stock units that vest over four years and have a value of $700,000. The number of restricted stock units granted will be based on the fair market value of the Company’s stock on the date of grant.

The Company has also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Salinas. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 8.01    Other Events

The Company issued a press release on January 4, 2024 announcing a strategic transition in its distribution model. A copy of the press release is filed as Exhibit 99.3 and is incorporated herein by reference.

In connection with the strategic transition in its distribution model, the Company is supplementing the risk factors from its Annual Report filed on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 1, 2023, as supplemented by subsequently filed Quarterly Reports on Form 10-Q, with the following:

Our direct-to-consumer distribution model which we historically deployed has been different from the predominant current distribution model for automobile manufacturers. We are transitioning to a dealer sales model, which makes evaluating our business, operating results and future prospects difficult.

We initially began sales of our vehicles through a direct-to-consumer distribution model, which is different from the predominant current distribution model for automobile manufacturers. In January 2024, we announced that we would begin using a dealer sales model more aligned with the traditional dealer distribution model used by automobile manufacturers. The historical use of a direct-to-consumer distribution model and the change to using a dealer sales model makes evaluating our business, operating results and future prospects difficult. Our historical direct-to-consumer distribution model is not common in the automotive industry today. While the dealer sales model is common in the automotive industry, there are limited instances where an automobile company has changed its distribution model, which makes it difficult to assess the impact of such change. Consumers may have been attracted to our historical direct-to-consumer model and may determine not to move forward with the purchase of a vehicle for which they have made a deposit if required to purchase through a dealership. There may be delays in arranging for all necessary licenses and/or permits to enable us to use a dealer sales model. During any such delay, we may also be unable to sell cars in a direct-to-consumer format due to state restrictions on competition with franchise dealers. Any such delays or restrictions will negatively impact our ability to sell vehicles and generate revenue. If we are unable to successfully transition our distribution model, including minimizing loss of sales to existing deposit holders during the transition, it would have a material adverse effect on our business, prospects, financial results and results of operations.

Compliance with and changes to state dealer franchise laws could adversely impact our ability to successfully move to a dealership sales model.

Compliance with and changes to state dealer franchise laws could adversely affect our ability to successfully move to a dealership sales model. Certain manufacturers have been challenging state dealer franchise laws in many states and some have expressed interest in selling directly to customers, including us prior to our transition to a dealership sales model. Our future dealership sales model could be adversely affected if new vehicle sales are allowed to be conducted on the internet without the involvement of franchised dealers, or by increased market share by direct-to-consumer competitors.

Item 9.01    Financial Statements and Exhibits.
(d)    List of Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2024
99.2	Offer letter, dated December 16, 2023, between Fisker Group Inc. and Angel Salinas.
99.3	Press release dated January 4, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2024	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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